Exhibit 99.1

Steve Madden Announces Third Quarter 2024 Results

LONG ISLAND CITY, N.Y., November 7, 2024 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the third quarter ended September 30, 2024.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Third Quarter 2024 Results

●	Revenue increased 13.0% to $624.7 million, compared to $552.7 million in the same period of 2023.
●	Gross profit as a percentage of revenue was 41.5%, compared to 42.1% in the same period of 2023. Adjusted gross profit as a percentage of revenue was 41.6% in the third quarter of 2024.
●	Operating expenses as a percentage of revenue were 28.6%, compared to 27.1% in the same period of 2023. Adjusted operating expenses as a percentage of revenue were 27.9%, compared to 27.0% in the same period of 2023.
●	Income from operations totaled $74.6 million, or 11.9% of revenue, compared to $82.7 million, or 15.0% of revenue, in the same period of 2023. Adjusted income from operations totaled $85.4 million, or 13.7% of revenue, compared to $83.4 million, or 15.1% of revenue, in the same period of 2023.
●	Net income attributable to Steven Madden, Ltd. was $55.3 million, or $0.77 per diluted share, compared to $64.4 million, or $0.87 per diluted share, in the same period of 2023. Adjusted net income attributable to Steven Madden, Ltd. was $64.8 million, or $0.91 per diluted share, compared to $65.1 million, or $0.88 per diluted share, in the same period of 2023.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We delivered strong results in the third quarter, with revenue and Adjusted earnings exceeding expectations. This performance was driven by outstanding growth in the accessories and apparel categories – including another quarter of exceptional performance in Steve Madden handbags and a strong contribution from newly acquired Almost Famous – and robust top line gains in international markets and direct-to-consumer channels, demonstrating our team’s strong execution of our key strategic initiatives. Based on these results, we are raising our guidance for 2024 revenue and Adjusted earnings.”

Third Quarter 2024 Channel Results

Revenue for the wholesale business was $495.7 million, a 14.4% increase compared to the third quarter of 2023. Excluding the newly acquired Almost Famous, wholesale revenue increased 4.8%. Wholesale footwear revenue decreased 2.2%. Wholesale accessories/apparel revenue increased 54.2%, or 21.6% excluding Almost Famous. Gross profit as a percentage of wholesale revenue was 35.5%, compared to 35.9% in the third quarter of 2023, driven by the impact of Almost Famous.

Direct-to-consumer revenue was $125.5 million, a 7.8% increase compared to the third quarter of 2023. Gross profit as a percentage of direct-to-consumer revenue increased to 64.0%, compared to 63.7% in the third quarter of 2023, driven by reduced promotional activity.

The Company ended the quarter with 282 brick-and-mortar retail stores and five e-commerce websites, as well as 67 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of September 30, 2024, cash, cash equivalents and short-term investments totaled $150.5 million. Inventory totaled $268.7 million, compared to $205.7 million at the end of the third quarter of 2023.

During the third quarter of 2024, the Company spent $20.2 million on repurchases of its common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on December 27, 2024 to stockholders of record as of the close of business on December 13, 2024.

Updated 2024 Outlook

For fiscal 2024, the Company now expects revenue will increase 13% to 14% compared to 2023. The Company now expects diluted EPS will be in the range of $2.36 to $2.41. The Company now expects Adjusted diluted EPS will be in the range of $2.62 to $2.67.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, November 7, 2024, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s third quarter 2024 earnings results and 2024 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/ktw3zrco beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, and Blondo®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. In addition, Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest boots, booties, fashion sneakers, dress shoes, sandals, and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations and financial condition;
●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;
●	the Company’s dependence on the hiring and retention of key personnel;
●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Net sales	$621,170	$549,846	$1,693,446	$1,454,420
Licensing fee income	3,505	2,886	7,163	7,448
Total revenue	624,675	552,732	1,700,609	1,461,868
Cost of sales	365,131	320,107	999,121	844,281
Gross profit	259,544	232,625	701,488	617,587
Operating expenses	178,915	149,887	507,343	444,298
Change in valuation of contingent payment liability	(2,584)	—	5,616	—
Impairment of intangibles	8,635	—	10,335	—
Income from operations	74,578	82,738	178,194	173,289
Interest and other income, net	1,400	1,922	4,309	5,898
Income before provision for income taxes	75,978	84,660	182,503	179,187
Provision for income taxes	19,390	19,552	44,404	42,219
Net income	56,588	65,108	138,099	136,968
Less: net income attributable to noncontrolling interest	1,310	695	3,510	1,295
Net income attributable to Steven Madden, Ltd.	$55,278	$64,413	$134,589	$135,673

Basic income per share	$0.78	$0.88	$1.88	$1.84

Diluted income per share	$0.77	$0.87	$1.87	$1.81

Basic weighted average common shares outstanding	70,806	72,943	71,516	73,679

Diluted weighted average common shares outstanding	71,569	74,071	72,135	74,917

Cash dividends declared per common share	$0.21	$0.21	$0.63	$0.63

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	As of
	September 30, 2024	December 31, 2023	September 30, 2023
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$139,414	$204,640	$191,804
Short-term investments	11,064	15,173	14,641
Accounts receivable, net of allowances	56,297	40,246	58,538
Factor accounts receivable	426,408	320,723	342,871
Inventories	268,669	228,990	205,693
Prepaid expenses and other current assets	28,041	29,009	24,334
Income tax receivable and prepaid income taxes	14,950	16,051	15,702
Total current assets	944,843	854,832	853,583
Note receivable - related party	—	—	100
Property and equipment, net	52,906	47,199	44,920
Operating lease right-of-use asset	148,391	122,783	113,058
Deposits and other	20,166	16,250	10,567
Deferred tax assets	609	609	1,570
Goodwill	181,905	180,003	168,612
Intangibles, net	108,308	126,267	99,817
Total Assets	$1,457,128	$1,347,943	$1,292,227
LIABILITIES
Current liabilities:
Accounts payable	$225,586	$161,140	$140,623
Accrued expenses	150,067	154,751	129,754
Operating leases - current portion	43,812	40,342	36,521
Income taxes payable	12,435	5,998	13,519
Contingent payment liability - current portion	7,716	3,325	1,153
Accrued incentive compensation	13,347	12,068	10,190
Total current liabilities	452,963	377,624	331,760
Contingent payment liability - long-term portion	11,200	9,975	—
Operating leases - long-term portion	118,674	98,536	91,916
Deferred tax liabilities	8,777	8,606	3,923
Other liabilities	5,448	5,170	10,914
Total Liabilities	597,062	499,911	438,513

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	833,923	829,598	837,038
Noncontrolling interest	26,143	18,434	16,676
Total stockholders’ equity	860,066	848,032	853,714
Total Liabilities and Stockholders’ Equity	$1,457,128	$1,347,943	$1,292,227

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$138,099	$136,968
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	19,531	18,169
Depreciation and amortization	14,736	11,138
Loss on disposal of fixed assets	112	204
Impairment of intangibles	10,335	—
Loss on divestiture of business	3,199	—
Impairment of lease right-of-use asset	—	95
Accrued interest on note receivable - related party	—	(6)
Notes receivable - related party	—	307
Change in valuation of contingent payment liability	5,616	—
Other operating activities	(48)	417
Changes, net of acquisitions, in:
Accounts receivable	(15,794)	(20,601)
Factor accounts receivable	(108,276)	(93,274)
Inventories	(39,064)	23,541
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	(864)	(264)
Accounts payable and accrued expenses	66,853	4,991
Accrued incentive compensation	1,382	(1,598)
Leases and other liabilities	(1,572)	(2,331)

Net cash provided by operating activities	94,245	77,756

Cash flows from investing activities:
Capital expenditures	(16,642)	(13,899)
Purchases of short-term investments	(12,840)	(15,979)
Maturity/sale of short-term investments	16,654	16,335
Acquisition of business	(4,259)	—
Other investing activities	372	—
Net cash used in investing activities	(16,715)	(13,543)

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(95,788)	(104,215)
Proceeds from exercise of stock options	1,086	1,171
Investment of noncontrolling interest	—	4,582
Cash dividends paid on common stock	(45,880)	(47,594)
Distribution of noncontrolling interest	—	(1,102)
Net cash used in financing activities	(140,582)	(147,158)
Effect of exchange rate changes on cash and cash equivalents	(2,174)	36
Net decrease in cash and cash equivalents	(65,226)	(82,909)
Cash and cash equivalents – beginning of period	204,640	274,713

Cash and cash equivalents – end of period	$139,414	$191,804

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP gross profit	$259,544	$232,625	$701,488	$617,587
Non-GAAP Adjustments	59	—	393	—
Adjusted gross profit	$259,603	$232,625	$701,881	$617,587

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP operating expenses	$178,915	$149,887	$507,343	$444,298
Non-GAAP Adjustments	(4,680)	(622)	(6,301)	(2,298)
Adjusted operating expenses	$174,235	$149,265	$501,042	$442,000

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP income from operations	$74,578	$82,738	$178,194	$173,289
Non-GAAP Adjustments	10,790	622	22,645	2,298
Adjusted income from operations	$85,368	$83,360	$200,839	$175,587

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP provision for income taxes	$19,390	$19,552	$44,404	$42,219
Non-GAAP Adjustments	1,238	(85)	4,032	309
Adjusted provision for income taxes	$20,628	$19,467	$48,436	$42,528

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP net income attributable to noncontrolling interest	$1,310	$695	$3,510	$1,295
Non-GAAP Adjustments	25	—	155	—
Adjusted net income attributable to noncontrolling interest	$1,335	$695	$3,665	$1,295

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Nine Months Ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

GAAP net income attributable to Steven Madden, Ltd.	$55,278	$64,413	$134,589	$135,673
Non-GAAP Adjustments	9,527	707	18,459	1,989
Adjusted net income attributable to Steven Madden, Ltd.	$64,805	$65,120	$153,048	$137,662

GAAP diluted net income per share	$0.77	$0.87	$1.87	$1.81

Adjusted diluted net income per share	$0.91	$0.88	$2.12	$1.84

Table 7 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in 2024 outlook

	Updated 2024 Outlook
	Low End	High End

GAAP diluted net income per share	$2.36	$2.41
Non-GAAP Adjustments	0.26	0.26
Adjusted diluted net income per share	$2.62	$2.67

Non-GAAP Adjustments include the items below.

For the third quarter of 2024:

●	$3.2 million pre-tax ($3.7 million after-tax) expense in connection with a divestiture of a business, included in operating expenses.
●	$1.5 million pre-tax ($1.1 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.
●	$8.6 million pre-tax ($6.6 million after-tax) expense in connection with a trademark impairment.
●	$2.6 million pre-tax ($2.0 million after-tax) benefit in connection with the change in valuation of a contingent consideration in connection with the acquisition of Almost Famous.

For the third quarter of 2023:

●	$2.7 million pre-tax ($2.3 million after-tax) expense in connection with the write-off of an investment in a subsidiary in Asia, included in operating expenses.
●	$2.2 million pre-tax ($1.6 million after-tax) benefit in connection with the dissolution of an entity in Asia, included in operating expenses.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com